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                             EXHIBIT 21.1
                      SABRE HOLDINGS CORPORATION
                             SUBSIDIARIES


Sabre Holdings Corporation SUBSIDIARY
   (All subsidiaries are wholly owned unless otherwise noted in parenthesis.
    Each subsidiary's subsidiaries outlined further below.)

   Sabre Inc.  (Delaware)

Sabre Inc. SUBSIDIARIES

   Axess International Network, Inc. (Japan) (25%)
   ENCOMPASS Holding, Inc. (Delaware)
   Prize Ltd. (Latvia) (50%)
   Sabre Decision Technologies International, Inc. (Delaware)
   Sabre Decision Technologies Licensing, Inc. (Delaware)
   Sabre Investments, Inc. (Delaware)
   Sabre International, Inc. (Delaware)
   Sabre International Holdings, Inc. (Delaware)
   Sabre Limited (New Zealand)
   Sabre Soluciones de Viaje S. de R.L. de C.V. (Mexico) (99%)
   Sabre Technology Enterprises, Ltd. (Cayman Islands)
   Sabre Technology Holland B.V. (Netherlands)
   SST Finance, Inc. (Delaware)
   SST Holding, Inc. (Delaware)
   TSGL, Inc. (Delaware)
   Sabre Sales (Barbados), Ltd.
   Ticketnet Corporation (Canada)
   Travelocity Holdings, Inc. (Delaware)
   Travelocity.com LP (Delaware) (51%)

Sabre Decision Technologies International, Inc. SUBSIDIARIES

   Airline Technology Services Mauritius Ltd. (Mauritius)
   Sabre (Australia) Pty Ltd. (Australia)

Airline Technology Services Mauritius Ltd. SUBSIDIARY

   Sabre Pakistan (Private) Limited (Pakistan) (99%)

Sabre International, Inc. SUBSIDIARIES

   Sabre CIS Holdings, Inc. (Delaware)
   Sabre Belgium (Belgium) (99%)
   Sabre Computer-Reservierungssystem GmbH (Austria)
   Sabre Danmark ApS (Denmark)
   Sabre Deutschland Marketing GmbH (Germany)
   Sabre Deutschland Services GmbH (Germany)
   Sabre Espana Marketing, S.A. (Spain) (99%)
   Sabre Europe Management Services Ltd. (UK) (99%)
   Sabre France Sarl (France)
   Sabre Hellas SA (Greece)
   Sabre Ireland Limited (Ireland)
   Sabre Italia S.r.l. (Italy) (99%)
   Sabre Marketing Nederland B.V. (Netherlands)

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Sabre International, Inc. SUBSIDIARIES - Continued

   Sabre Norge AS (Norway)
   Sabre Portugal Servicios Lda (Portugal) (99%)
   Sabre Servicios Colombia Ltda. (Colombia) (99%)
   Sabre Suomi Oy (Finland)
   Sabre Sverige AB (Sweden)
   Sabre UK Marketing Ltd. (UK) (99%)
   STIN Luxembourg S.A. (Luxembourg) (99%)

Sabre International Holdings, Inc. SUBSIDIARIES

   Sabre Belgium (Belgium) (1%)
   Sabre Espana Marketing, S.A. (Spain) (1%)
   Sabre Europe Management Services Ltd. (UK) (1%)
   Sabre International (Bahrain) W.L.L. (1%)
   Sabre Italia S.r.l. (Italy) (1%)
   Sabre Portugal Servicios Lda (Portugal) (1%)
   Sabre Servicios Colombia Ltda. (Colombia) (1%)
   Sabre UK Marketing Ltd. (UK) (1%)
   STIN Luxembourg S.A. (Luxembourg) (1%)

Sabre Investments, Inc. SUBSIDIARIES

   Sabre Investments - PK-1, Inc. (Delaware)
   Sabre Investments - B4-1, Inc. (Delaware)
   Sabre Investments - LI-1, Inc. (Delaware)
   Sabre Investments - WR-1, Inc. (Delaware)

SabreMark G.P., Inc. SUBSIDIARY

   SabreMark Limited Partnership (Delaware) (1%)

SabreMark L.P., Inc. SUBSIDIARY

   SabreMark Limited Partnership (Delaware) (99%)

Sabre Soluciones de Viaje S. de R.L. de C.V. SUBSIDIARIES

   Sabre Informacion S.A. de C.V. (Mexico) (99%)
   Sabre Sociedad Tecnologica S.A. de C.V. (Mexico) (51%)

Sabre Technology Enterprises, Ltd. SUBSIDIARIES

   Sabre Technology Enterprises II, Ltd. (Cayman Islands)
   Sabre International (Bahrain) W.L.L. (99%)

Sabre Technology Enterprises II, Ltd. SUBSIDIARY

   Abacus International Pte Ltd. (Singapore) (35%)

Sabre Technology Holland B.V. SUBSIDIARIES

   Sabre Informacion S.A. de C.V. (Mexico) (1%)
   Sabre Soluciones de Viaje S. de R.L. de C.V. (Mexico) (1%)

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Sabre Sociedad Tecnologica S.A. de C.V. SUBSIDIARY

   Sabre Servicios Administrativos S.A. de C.V. (Mexico)

TSGL, Inc. SUBSIDIARY

   TSGL Holding, Inc. (Delaware)

TSGL Holding, Inc. SUBSIDIARIES

   SabreMark G.P., Inc. (Delaware)
   SabreMark L.P., Inc. (Delaware)
   Travelocity.com LP (Delaware) (0.5%)

Ticketnet Corporation SUBSIDIARY

   148549 Canada, Inc. (Canada)

Travelocity Holdings, Inc. SUBSIDIARIES

   Travelocity.com Inc.(Delaware) (70% voting interest; 22.3% equity interest) Travelocity.com LP (Delaware) (10%)

Travelocity.com Inc. SUBSIDIARIES

   Travelocity.com LP (Delaware) (1%)
   Travelocity.com LP Sub Inc. (Delaware)

Travelocity.com LP Sub Inc. SUBSIDIARY

   Travelocity.com LP (Delaware) (37.5%)